UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HUMPHREY HOSPITALITY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HUMPHREY HOSPITALITY TRUST, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 26, 2005

The Annual Meeting of the shareholders of Humphrey Hospitality Trust, Inc. will be held at the Doubletree Hotel at 1616 Dodge Street, Omaha, Nebraska 68102, on Thursday, May 26, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect directors to serve on the Board of Directors until the annual meeting of shareholders in 2006 or until their successors have been duly elected and qualified;

2.	To ratify the selection of KPMG LLP as independent accountants for 2005;

3.	To approve name change to “Supertel Hospitality, Inc.”; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of the Company of record as of the close of business on April 15, 2005 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

We enclose, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the items of business.

In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy Card in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy Card.

By Order of the Board of Directors,

PAUL J. SCHULTE
President and Chief Executive Officer

Norfolk, Nebraska

April 26, 2005

HUMPHREY HOSPITALITY TRUST, INC.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Humphrey Hospitality Trust, Inc. for use at the annual meeting of shareholders to be held on Thursday, May 26, 2005 and any adjournments thereof. The mailing address of the principal executive offices of the Company is 309 N. 5th St., Norfolk, NE 68701. This Proxy Statement and the Proxy Card, Notice of Meeting and the Company’s Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 26, 2005.

The Proxy Solicitation

There are two parts to this solicitation: the Proxy Card and this Proxy Statement. The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information that you may find useful in determining how to vote.

The solicitation of proxies is being made by the Company primarily through the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations, which may be made by mail, telephone or personally by officers of the Company, will be borne by the Company.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has the power to revoke it by submitting a properly executed proxy bearing a later date, by delivering written notice of revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the Proxy Card. If no specification is made, the proxy will be voted “for” the eight nominees for directors, “for” approval of the name change and “for” ratification of KPMG LLP as the Company’s independent accountants for fiscal 2005.

Voting Rights of Shareholders and Votes Required

Only those shareholders of record at the close of business on April 15, 2005, are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments of the meeting. At the close of business on April 15, 2005, the Company had 12,059,849 shares of common stock outstanding, $.01 par value per share. The Company has no other class of stock outstanding. Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Cumulative voting is not permitted. Under Virginia law and the Company’s articles of incorporation and bylaws, a majority of the outstanding shares entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the transaction of business.

No specific provisions of Virginia law, the Company’s articles of incorporation or the Company’s bylaws address abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the beneficial owners. If you do not return your proxy or do not give your broker specific instructions, your broker may either (i) vote your broker shares on routine matters, such as the election of directors, or (ii) leave your broker shares unvoted.

With regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. Shareholders may not abstain with respect to the election of directors. If a quorum is present, the eight nominees receiving the most votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. The approval of the proposed amendment to the Articles of Incorporation to change the Company’s name to “Supertel Hospitality, Inc.” requires the affirmative vote of a majority of the shares entitled to vote. An abstention and a broker non-vote will have the same effect as a negative vote.

With regard to any other matter, including ratification of the appointment of KPMG LLP as the Company’s independent accountants, shareholders may vote in favor, vote against or abstain from voting on the matter. Approval of such a matter requires more votes cast “for” the matter than votes cast “against” the matter. Thus, although abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining if a proposal has been approved, and therefore have no effect.

OWNERSHIP OF THE COMPANY’S COMMON STOCK

BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of the Company common stock by (1) each person known to the Company to be the beneficial owner of more than five percent (5%) of our capital stock (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), (2) each director, (3) each executive officer of the Company and (4) all directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (8)
Mark H. Tallman P. O. Box 4397 Lincoln, NE 68504	1,188,687	(1)	9.85%
Allen L. Dayton	826,455	(2)	6.85%
Paul J. Schulte	916,171	(3)	7.59%
Steve H. Borgmann	880,486	(4)	7.30%
Jeffrey M. Zwerdling	121,434	(5)	1.01%
George R. Whittemore	92,551	(6)	0.77%
Joseph Caggiano	26,000		*
Loren Steele	13,650		*
Patrick J. Jung	0		*
Donavon A Heimes	260	(7)	*
All directors and executive officers as a group (9 persons)	2,877,007		23.84%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Based solely on information provided by Mr. Tallman.

(2)	Includes 696,755 shares of Common Stock held by the Southern Improvement Company, Inc. and 112,100 shares of Common Stock held by Video Service of America, Inc.

(3)	Includes 29,500 shares of Common Stock owned by Mr. Schulte’s wife. Also reflects Mr. Schulte’s 33.3% ownership interest in Supertel, Inc., which holds 146,266 shares of Common Stock.

(4)	Includes 24,500 shares held by Mr. Borgmann’s wife. Also reflects Mr. Borgmann’s 33.3% ownership interest in Supertel, Inc., which holds 146,266 shares of Common Stock, and Mr. Borgmann’s 30% ownership interest in Creston Super 8 Motel, Inc., which holds 196,856 shares of Common Stock.

(5)	Includes 43,659 shares of Common Stock held in various accounts of which Mr. Zwerdling serves as trustee or over which he has complete trading authorization (these positions are revocable).

(6)	Includes 3,476 shares owned by Mr. Whittemore’s wife.

(7)	Includes 260 shares owned by Mr. Heimes’ wife.

ITEM 1.	ELECTION OF DIRECTORS

Nominees for Directors

The Company’s articles of incorporation provide that the Board of Directors can set the number of directors, but also provide that the Board of Directors must have no less than three nor more than nine directors. The Board of Directors has set the number of directors to serve in 2005 at eight, which means that eight directors will be elected at the Annual Meeting and will serve a term expiring at the next annual meeting or until a successor is selected. Each of the nominees is currently a director and has served continuously since the year he or she joined the Board.

The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated their willingness to serve as a director of the Company if elected. If any nominee becomes unavailable or unwilling to serve as a director for any reason, the person named as proxy on the Proxy Card is expected to consult with management of the Company in voting the shares represented by the proxies, including voting for a substitute nominee.

The names of the director nominees, and certain information about them, are set forth below.

Paul J. Schulte, Chairman of the Board, Director, President and Chief Executive Officer. Mr. Schulte, age 71, became President and Chief Executive Officer effective August 15, 2004. Mr. Schulte joined the Company’s Board in October 1999, upon consummation of the merger between Supertel Hospitality, Inc. and the Company. Prior to the merger, he was a founder and had been Chairman of the Board, Director, President and Chief Executive Officer of Supertel Hospitality Inc., which was involved in acquiring, developing, owning, managing and operating economy motels.

Committee: Investment

George R. Whittemore, Director. Mr. Whittemore has served as a director of the Company since November 1994. Mr. Whittemore, age 55, served as President and Chief Executive Officer of the Company until August 15, 2004. Mr. Whittemore served as Senior Vice President and director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Anderson & Strudwick served as underwriter for the Company’s public stock offerings. He served as a director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, when these institutions were acquired by a merger with Signet Banking Corporation (now Wachovia Corporation). Mr. Whittemore was appointed President of Mills Value Adviser, Inc., a registered investment advisor, in April 1996. Mr. Whittemore is currently a director of Southern Community Bank & Trust in Richmond, Virginia. Mr. Whittemore is a graduate of the University of Richmond.

Committee: Investment

Steve H. Borgmann, Director. Mr. Borgmann joined the Company’s Board in October 1999, upon consummation of the merger between Supertel and the Company. Mr. Borgmann, age 59, was a founder, director and the Executive Vice President of Supertel. Prior to the merger, Mr. Borgmann had been involved in acquiring, developing, owning, managing and operating economy motels for Supertel or its predecessors since 1978. Mr. Borgmann is a graduate of the University of Nebraska - Lincoln.

Committee: Compensation, Nominating, Investment

Jeffrey M. Zwerdling, Esq., Director. Mr. Zwerdling has served as a director of the Company since November 1996. Mr. Zwerdling, age 60, is Managing Partner at the law firm of Zwerdling & Oppleman in Richmond, Virginia. Mr. Zwerdling is a general practice attorney with an emphasis in commercial real estate, corporate law and general litigation. He is currently President and a director of The Corporate Center, owner of a 225,000 square foot office park complex located in Richmond, Virginia. Mr. Zwerdling is a graduate of Virginia Commonwealth University (B.S.) and William & Mary Law School (J.D.).

Committees: Audit, Nominating, Investment

Loren Steele, Director. Mr. Steele joined the Company’s Board in October 1999, upon consummation of the merger between Supertel and the Company. Mr. Steele, age 64, is Vice Chairman and Chief Executive Officer of The Rivett Group, L.L.C., an owner and operator of motel properties based out of Aberdeen, South Dakota. He is past Chairman of the International Franchise Association. From 1988 through April 1993, Mr. Steele was Vice Chairman and Chief Executive Officer of Super 8 Enterprises Motel System, Inc. prior to its acquisition by Cendant Corporation. He served as a director of Supertel from February 1994 to October 1999.

Committees: Audit, Nominating, Compensation

Joseph Caggiano, Director. Mr. Caggiano joined the Company’s Board in October 1999, upon consummation of the merger between Supertel and the Company. Mr. Caggiano, age 79, retired, served as Vice Chairman Emeritus of Bozell, Jacobs, Kenyon & Eckhardt, Inc., an advertising and public relations firm, from 1991 through December 31, 1998. From 1974 to 1991, Mr. Caggiano served as Chief Financial Officer and Vice Chairman of the Board of Bozell & Jacobs, an advertising and public relations firm. Mr. Caggiano is a director of First Omaha Funds and served as a director of Supertel from February 1994 to October 1999.

Committees: Audit, Nominating, Compensation

Allen L. Dayton, Director. Mr. Dayton joined the Company’s Board in May 2003, upon election by the Company’s shareholders. Mr. Dayton, age 56, has been Chairman of the Board of Video Service of America since 1977 and Southern Improvement Company since 2000. Mr. Dayton’s investment holdings include positions in companies operating in the printing, cable television, distribution and real estate industries. Mr. Dayton was previously Chairman of the Kellogg Savings Bank. Mr. Dayton sits on the boards of several business schools, and also serves as a Trustee of the University of Nebraska Foundation.

Committees: Audit, Nominating

Patrick J. Jung, Director. Mr. Jung age 57, has served as Chief Operating Officer of Meridian, Inc. since 2001. Mr. Jung was with KPMG from 1970 until 2000. During that period, he served as a partner for 20 years and as the Managing Partner of the Nebraska Business Unit (offices in Omaha and Lincoln) for six years. Mr. Jung has earned the designation of CPA, is a graduate of the University of South Dakota and received his M. B.A. from Creighton University in 1971. Mr. Jung serves on the board of directors of the America First Companies, including America First Tax Exempt Investors, L.P. and serves on the Audit and Governance Committees. He also serves on the board of directors of Werner Enterprises, Inc. and serves as chairman of the Audit Committee and is a member of the Compensation Committee. Mr. Jung is also a member of the board of directors of Election Systems and Software, Inc. of which he serves as Chairman of the Audit Committee.

Unless authority for the above nominees is withheld, the person named as proxy on the Proxy Card will vote the shares represented by the enclosed proxy card, if executed and returned, “for” the election of the nominees named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” EACH OF THE NOMINEES

Board of Directors

The current Board of Directors is comprised of a majority of “independent” directors, as defined by the Nasdaq Stock Market listing standards and the Company’s Articles of Incorporation. The Board of Directors has determined that the following directors are independent under the Nasdaq Stock Market listing standards and the Company’s Articles of Incorporation: Messrs. Borgmann, Zwerdling, Steele, Caggiano, Dayton and Jung.

The Board of Directors held six meetings in 2004. During 2004, all Directors attended at least 75% of all Board meetings and meetings of the committees on which they served.

The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of shareholders, although all Board members are encouraged to attend and historically most have done so. All Board members attended the Company’s 2004 Annual Meeting of Shareholders.

The Company’s Board of Directors has an Investment Committee, Compensation Committee, Nominating Committee and an Audit Committee. The Board of Directors may, from time to time, form other committees as circumstances warrant. Such committees have the authority and responsibility delegated to them by the Board of Directors.

Investment Committee

The Investment Committee currently consists of Messrs. Borgmann (Chairman), Schulte, Zwerdling and Dayton. The Investment Committee reviews potential hotel acquisitions, visits the sites of proposed hotel acquisitions and makes recommendations to the Board of Directors with respect to proposed acquisitions. Any acquisition, investment or purchase of property requires approval of the Investment Committee of the Board of Directors. The Investment Committee held one meeting during 2004.

Compensation Committee

The Compensation Committee currently consists of Messrs. Steele (Chairman), Borgmann and Caggiano. All members of the Compensation Committee are “independent” within the meaning of the Nasdaq Stock Market listing standards. This committee makes recommendations to the Board regarding executive compensation policy, the actual compensation of Directors and executive officers, and any benefit plans for the Company’s management team. The Compensation Committee held one meeting during 2004. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.humphreyhospitality.com under “corporate governance.”

Nominating Committee

The Nominating Committee currently consists of Messrs. Dayton (Chairman), Borgmann, Zwerdling, Steele and Caggiano. The committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.humphreyhospitality.com under “corporate governance.”

Under its charter, the Nominating Committee is to consist of not less than three members. Each member of the Nominating Committee is “independent” within the meaning of the Nasdaq Stock Market listing standards.

The Nominating Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for election to the board. The Nominating Committee will consider shareholder nominations for directors if made (1) in writing by a shareholder entitled to vote in the election of Directors generally and (2) pursuant to the company bylaws. In order to be considered for the next election of Directors at the 2006 Annual Meeting, in accordance with the Company’s bylaws, shareholder nominations must be received by the Secretary, at the Company’s principal office in Norfolk, Nebraska, on or before February 25, 2006.

In order to be valid, a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (6) the written consent of each nominee to serve as a director if elected. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

The Nominating Committee identifies director nominees through a combination of referrals, including by management, existing board members and shareholders, and direct solicitations, where warranted. Once a candidate has been identified the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the board.

Among the factors that the committee considers when evaluating proposed nominees are their experience in the hospitality industry and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every reasonable effort is made to do so.

The Nominating Committee received no shareholder recommendations for nomination to the Board of Directors in connection with the 2005 Annual Meeting. The Nominating Committee did not meet during 2004.

Audit Committee

The Audit Committee currently consists of Messrs. Zwerdling (Chairman), Steele, Dayton and Caggiano. All members of the Audit Committee are “independent” within the meaning of the Nasdaq Stock Market listing standards. The Audit Committee is responsible for the engagement of independent accountants, reviews with the independent accountants the plans and results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Board of Directors has determined that Joseph Caggiano is an audit committee financial expert and independent within the meaning of SEC regulations. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.humrphreyhospitality.com under “corporate governance.” The Audit Committee held five meetings during 2004. The Audit Committee’s report is included on page 16.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Board of Directors, Humphrey Hospitality Trust, Inc., 309 North 5th Street, Norfolk, NE 68701. Correspondence directed to an individual board member will be referred, unopened, to that member. Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Board.

DIRECTOR COMPENSATION

Each director receives $20,000 per year for serving as a director. See also “Certain Relationships and Related Transactions” on page 10 for information regarding compensation paid to companies with respect to which Messrs. Borgmann Whittemore, and Schulte are affiliated.

EXECUTIVE OFFICERS

Paul J. Schulte, Chairman of Board, Director, President and Chief Executive Officer. Mr. Schulte’s employment history and professional background is provided on page 5.

Donavon A. Heimes, Chief Financial Officer, Treasurer and Secretary. Mr. Heimes joined the Company as Chief Financial Officer August 15, 2004. Mr. Heimes, age 60, previously served as a Managing Director of Corporate Finance Associates, a Colorado based merger/acquisition and financial consulting firm since 1997. Mr. Heimes also has had 10 years of accounting and auditing experience with KPMG and over 17 years experience serving as Chief Financial Officer, President and Chief Operating Officer of a privately held company involved in construction, construction materials, heavy equipment manufacturing and real estate development. Mr Heimes has earned the designation of CPA, and is a graduate of The University of Nebraska at Omaha and received his MBA from Creighton University in 1971.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year		Salary		Bonus		All Other Compensation
Paul J. Schulte President, Chief Executive Officer	2004	(1)		$76,923		$—		$20,000	(2)
George R. Whittemore Former President, Chief Executive Officer	2004 2003 2002	(3)	$ $ $	173,076 250,000 186,572	$ $ $	15,000 — —	$ $ $	106,538 78,325 47,367	(4) (5) (6)
Michael M. Schurer Former Chief Financial Officer, Treasurer, Secretary	2004 2003 2002	(7) (9)	$ $ $	152,307 220,000 119,774	$ $ $	10,000 — —	$ $ $	110,000 — —	(8)

(1)	Represents compensation received during the period from August 15, 2004 to December 31, 2004.

(2)	Reflects director fees for Mr. Schulte during 2004.

(3)	Mr. Whittemore resigned as an executive officer on August 15, 2004, however he continues to serve as a member of the board of directors. Represents compensation Mr. Whittemore received as an executive during the period from January 1, 2004 to August 15, 2004.

(4)	Reflects consulting fees paid for Mr. Whittemore during the period from August 15, 2004 to December 31, 2004 ($86,538) and director fees for 2004 ($20,000).

(5)	Represents relocation costs paid to Mr. Whittemore in 2003 ($58,325) and Director fees for 2003 ($20,000).

(6)	Represents 2002 cost of temporary housing, and the Company’s share of health insurance premiums paid to Mr. Whittemore for coverage under a COBRA plan ($27,367) and Director fees for 2002 ($20,000).

(7)	Mr. Schurer resigned as an executive officer on August 15, 2004. Represents 2004 compensation for Mr. Schurer as an executive officer during the period from January 1, 2004 to August 15, 2004.

(8)	Reflects consulting fees paid Mr. Schurer from August 15, 2004 to December 31, 2004.

(9)	Represents compensation Mr. Schurer received during the period from July 1, 2002 to December 31, 2002.

Employment Agreements

Prior to their resignation as CEO and CFO, the Company had employment agreements with Mr. Whittemore and Mr. Schurer. The Board of Directors set the salaries of Mr. Whittemore and Mr. Schurer, as of January 1, 2003, at $250,000 and $220,000, respectively. In addition to the base salary, each was eligible to receive incentive compensation in accordance with rules and criteria established by the Compensation Committee. As provided in agreements entered into in connection with their resignations on August 15, 2004 as executive officers, the company paid Mr. Schurer $220,000 and is paying Mr. Whittemore a total of $250,000 in semi-weekly installments over the 12 months period following his resignation. Mr. Whittemore and Mr. Schurer have each agreed to provide consulting services to the company and each are permitted to participate in employee benefit plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Schulte and Borgmann

Guaranties by Messrs. Schulte and Borgmann. At December 31, 2003, Messrs. Schulte and Borgmann guaranteed the payment of interest and principal on $5.2 million of the Company’s outstanding long-term debt. The debt is secured by 10 of the Hotels and one office building. The Company has agreed to indemnify Messrs. Schulte and Borgmann with respect to such guaranties. The guarantees were released on January 13, 2005 in connection with the refinancing of the referenced debt.

Non-Competition Agreement. Mr. Schulte and Mr. Borgmann have also entered into Non-Competition Agreements with the Company. Pursuant to those agreements, while Mr. Schulte or Mr. Borgmann is an officer or director of the Company or has any ownership interest in the Company, and for two years thereafter, neither he nor his affiliates will acquire, develop, own, operate, manage or have any interest in any hotel that is within 20 miles of a hotel in which the Company or the Company’s partnerships have invested. The 20-mile prohibition may be waived by the Company’s independent directors if they determine that such development, ownership, management or operation will not have a material adverse effect on the operations of one or more of the hotels in which the Company has invested. In addition, Mr. Schulte and Mr. Borgmann have agreed that neither they nor any of their affiliates will receive any brokerage commissions or other fees with respect to hotels purchased by the Company.

Mr. Whittemore

Effective November 1, 2004 the Company completed a $2,684,500 financing with Southern Community Bank & Trust. Mr. Whittemore is a member of the Board of Directors of Southern Community Bank & Trust.

Mr. Humphrey, Jr.

James I. Humphrey, Jr., was a director of the Company until July 20, 2004. He sold his 6.10% ownership in the Company and resigned as a director of the Company. Effective July 31, 2004, the Company terminated its hotel management agreement with Humphrey Hospitality Management, Inc (HHM), paying HHM a $500,000 early termination fee in addition to agreeing to reimburse HHM for certain employment-related severance costs of approximately $189,000. The sole shareholder of HHM was James I. Humphrey, Jr. Under the hotel management agreement, HHM was previously entitled to (1) a base management fee equal to 4% of gross hotel income, (2) an accounting fee equal to 1/2% of gross hotel income and a director of operations fee equal to 1/2% of gross hotel income, (3) an incentive fee equal to 20% of the amount by which net operating income exceeded a specific base amount, and (4) up to $300,000 annually for compensation expenses for HHM’s employees who oversaw sales and marketing activity for the hotels, and $150,000 annually for payroll processing services.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company’s common stock for the period December 31, 1999 through December 31, 2004, with the cumulative total return on the SNL Securities Hotel REIT Index (“Hotel REITs Index”) and the NASDAQ Composite (“NASDAQ - Total US Index”) for the same period. The Hotel REITs Index is comprised of publicly traded REITs that focus on investments in hotel properties. The NASDAQ Composite is comprised of all United States common shares traded on the NASDAQ Stock Market (previously titled NASDAQ - Total US). The comparison assumes a starting investment of $100 on December 31, 1999 in the Company’s common stock and in each of the indices shown, and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Humphrey Hospitality Trust, Inc.	100.00	102.14	44.06	29.28	72.66	64.34
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Hotel REITS Index	100.00	143.07	133.77	131.97	172.21	228.43

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”), which is comprised of independent directors of the Board, is responsible for developing and implementing a compensation program for the Company’s management. The Committee recommends to the Company’s Board of Directors the annual salary levels and any other compensation related matters for the President/Chief Executive Officer (the “President”) and Chief Financial Officer (the “CFO”) of the Company.

Compensation Philosophy. The primary objective of the Company’s compensation program is to attract and retain a high caliber of management who will manage the Company in a manner that will promote its long term profitability and advance the interest of the Company’s shareholders. The Committee believes that the performance in 2004 of the President and CFO of the Company indicate their commitment to achieving such goals for the Company and its shareholders.

Base Salary. Given the difficult hotel industry operating environment and the Company’s related sub par operating performance, in the past few years the compensation program has been restricted to base salary. The Committee used the SNL Executive Compensation Review for Real Estate Securities and information on other publicly traded hotel real estate investment trusts (REITs) to develop its recommendations for base salaries for 2004.

The Committee also evaluated the performance of the President, including achievements in improving the Company’s debt to equity ratio, the return to dividend payouts to shareholders, and related improvements to the Company’s stock price.

Based on the Committee’s analysis, the committee recommended an annual base salary for the President of $200,000.

Incentive Bonuses. The Company has not implemented a discretionary cash bonus program for the benefit of its officers or other employees.

Long-Term Incentive Plans. The Company has not implemented any form of long-term incentive plan for the benefit of its officers or other employees.

The foregoing report is submitted by the following Directors of the Company, comprising all of the members of the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE

Loren Steele, Chairman Steve H. Borgmann Joseph Caggiano

Compensation Committee Interlocks and Insider Participation

See “Certain Relationships and Related Transactions” for a discussion of Mr. Borgmann’s relationship with the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four Directors, each of whom satisfies the independence and financial literacy requirements of the Nasdaq Stock Market listing standards. The Board of Directors has determined that Mr. Caggiano is an audit committee financial expert (as defined by the Securities and Exchange Commission). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP (“KPMG”), the Company’s independent accountants for the fiscal year ended December 31, 2004.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards).

The Audit Committee has also received the written disclosures and the letter from KPMG relating to the independence of that firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

The Audit Committee appointed KPMG to serve as the Company’s independent accountants for fiscal year 2005, subject to shareholder approval.

THE AUDIT COMMITTEE

Jeffrey M. Zwerdling, Chairman Joseph Caggiano Loren Steele Allen L. Dayton

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003, and fees billed for other services rendered by KPMG during those periods.

Year Ended December 31,	2004	2003
Audit Fees	$101,600	$96,400
Audit Related Fees (1)	—	6,500
Tax Fees (2)	101,846	89,550
All Other Fees (3)	40,000	—

Total	$243,446	$192,450

(1)	Includes fees billed for professional services related to a proposed bond offering in 2003.

(2)	Includes fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning.

(3)	Includes fees billed for professional services related to a cost segregation and cost allocation studies performed in 2004.

The Audit Committee has determined that the provision of the non-audit services performed by KPMG during the 2003 and 2002 fiscal years is compatible with maintaining KPMG’s independence from the Company.

PRE-APPROVAL POLICIES

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Zwerdling, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.

ITEM 2.	RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed KPMG, certified public accountants, as the Company’s independent accountants for fiscal year 2005, subject to shareholder approval. A representative of KPMG is expected to be present at the Annual Meeting.

KPMG’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in the Company’s quarterly reports.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF

THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR FISCAL

YEAR 2005.

ITEM 3.	APPROVAL OF NAME CHANGE OF THE COMPANY

The Board of Directors has approved unanimously, and recommends that the Company’s shareholders approve, an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Supertel Hospitality, Inc.” The amendment amends Article I of the Articles of Incorporation in its entirety to read as follows: The name of the Corporation (which is hereinafter called the “Corporation”) is Supertel Hospitality, Inc.

Upon shareholder approval, the Company will file Articles of Amendment with the Virginia State Corporation Commission to reflect this amendment.

The Board believes that a return to the use of the Supertel name in connection with the Company’s hotels would be appropriate because James I. Humphrey, Jr. is no longer a director or significant shareholder of the Company. Supertel Hospitality, Inc. was the name of the corporation acquired by the Company in 1999 and the majority of the Company’s hotels were previously owned by that corporation. The Board also believes that the name will provide more specific recognition for its hotel operations than its current name.

The Company will apply to change the trading symbol of the common stock on the Nasdaq National Market from “HUMP” to “SPPR,” subject to shareholder approval of the proposed corporate name change.

The amendment to the Articles of Incorporation must be approved by a majority of all votes entitled to be cast by holders of record of shares of common stock. Abstentions and broker shares that are not voted on this proposal have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR CHANGE OF THE COMPANY NAME TO SUPERTEL HOSPITALITY, INC.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2006 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Norfolk, Nebraska, on or before December 27, 2005.

If any shareholder intends to present a proposal at the 2006 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Norfolk, Nebraska, on or before February 25, 2006. The proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by this date. The Bylaws specify the information which must accompany any such proposal. Any shareholder may obtain details on the provisions of the Bylaws from the Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under United States securities laws, the Company’s directors and executive officers, and persons who own more than 10% of the Common Stock, are required to report their ownership of the common stock and any changes in ownership to the Securities and Exchange Commission (the “SEC”). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file such reports by those due dates during the 2004 fiscal year.

Based solely upon a review of the reports furnished to the Company or written representations from the Company’s directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company’s directors and executive officers, and owners of more than 10% of the common stock during 2004, except that an initial report reporting the ownership of common stock by Don Heimes that was filed after he became an executive officer, was inadvertently not timely filed.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to the attention of Investor Relations at 309 North 5th Street, Norfolk, NE 68701, additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and financial statement schedules as filed by the Company with the SEC.

By Order of the Board of Directors,

Paul J. Schulte President and Chief Executive Officer

April 26, 2005

PROXY

HUMPHREY HOSPITALITY TRUST, INC.

309 N. 5th Street, Norfolk, NE 68701

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul J. Schulte as proxy with the power to appoint such person’s substitute, and hereby authorizes him to vote, as designated below, all the shares of common stock of Humphrey Hospitality Trust, Inc. held of record by the undersigned on April 15, 2005, at the annual meeting of shareholders to be held on May 26, 2005 or any adjournment thereof.

(1)	Election of Directors

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below.)

☐	TERM EXPIRING 2006—FOR ALL NOMINEES LISTED BELOW: Paul J. Schulte; Steve H. Borgmann; Jeffrey M. Zwerdling; George R. Whittemore; Loren Steele; Joseph Caggiano; Allen L. Dayton; Patrick J. Jung

☐	WITHHOLD AUTHORITY to vote for all nominees.

(2)	Ratification of Independent Accountants

To ratify the selection of KPMG, certified public accountants, as the Company’s independent accountants for fiscal year 2005.

☐	For
☐	Against
☐	Abstain

(3)	Change the name of the Company.

To change the name of the Company to Supertel Hospitality, Inc.

☐	For
☐	Against
☐	Abstain

(4)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(PLEASE DATE AND SIGN ON THE REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF THE SELECTION OF KPMG, FOR CHANGING THE NAME OF THE COMPANY, AND IN THEIR DISCRETION FOR ANY OTHER MATTERS COMING BEFORE THE MEETING.

DATED:                                                                       , 2005

Please sign exactly as name appears in left. When shares are held by joint tenants, both should sign. If signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.